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                                                                   Exhibit 10.28
                           ENDOCARDIAL SOLUTIONS, INC.
                    STOCK PURCHASE AND RESTRICTION AGREEMENT

         THIS STOCK PURCHASE AND RESTRICTION AGREEMENT (this "AgreemenT") is made and entered into as of January 22, 2001, by and between Endocardial Solutions, Inc. a Delaware corporation (the "Company"), and Michael Dale (the "Purchaser").

         WHEREAS, the Company desires to sell shares of the Company's Common Stock to Purchaser to increase Purchaser's equity interest in the Company;

         WHEREAS, the Company desires to provide a loan to Purchaser to enable Purchaser to purchase shares of the Company's Common Stock; and

         WHEREAS, the Company desires to incentivize Purchaser to help build value for the Company.

         NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the Purchaser and the Company hereby agree as follows:

         1.       SALE OF COMMON STOCK.

         Subject to the terms and conditions of this Agreement, the Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company, on the Closing Date (as defined below) 110,000 shares of the Company's Common Stock (the "Shares") at a price per share equal to the last sale price of the Company's Common Stock as reported on the Nasdaq National Market on the last business day preceding the Closing Date. The term "Shares" refers to the Shares purchased herein and all securities received in replacement thereof pursuant to or in consequence of other similar change in the Company's capitalization.

         2.       CLOSING:  ISSUANCE OF CERTIFICATE.

                  (a) CLOSING. The purchase and sale of the Shares shall occur at a closing (the "Closing") to be held at the principal offices of the Company or such other place as the parties shall agree, as of the date hereof (the "Closing Date").

                  (b) PAYMENT AND DELIVERY OF CERTIFICATE. At the Closing, the Company shall deliver to the Purchaser a certificate or certificates representing the Shares to be purchased by the Purchaser pursuant hereto (which Shares shall be issued in the name of the Purchaser) against payment of the purchase price therefor. The purchase price for the Shares shall be paid on the Closing Date by delivery of a promissory note substantially in the form of Exhibit A hereto payable to the Company.


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         3.       LIMITATIONS ON TRANSFER.

         In addition to any other limitation on transfer created by applicable securities laws, the Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the restrictions set forth in this Section 3.

                  (a) REPURCHASE OPTION. In the event of the voluntary or involuntary termination or cessation of employment of the Purchaser with the Company for any reason whatsoever, with or without cause (including death or disability), the Company shall, upon the date of such termination (the "Termination Date"), have an irrevocable, exclusive option to repurchase (the "Repurchase Option") all or any portion of the Subject Shares (as defined below) held by the Purchaser as of the Termination Date at the lesser of (i) the original purchase price per Share specified in Section 1 hereof or (ii) the Fair Market Value of the Shares. The term "Fair Market Value" shall mean the price per share equal to the last sale price of the Company's Common Stock as reported on the Nasdaq National Market on the last business day preceding the date of repurchase.

         Initially, all of the Shares purchased by the Purchaser shall be subject to the Company's Repurchase Option as set forth above (such Shares, until released from the Repurchase Option, the "Subject Shares"); provided, however, the Company's Repurchase Option shall cease to exist from and after the date of a Change of Control (as defined below), and the Subject Shares shall be released from the Company's Repurchase Option from and after the date of such Change of Control. One-thirty-sixth (1/36) of the Subject Shares (i.e., 3,056 Shares) held by the Purchaser (or any permitted transferee) shall be released from the Company's Repurchase Option under this Section 3(a) on the first day of each of the thirty-six (36) months following the Closing Date; provided in each such case the Purchaser is still employed with the Company on such dates.

         The continuation of the Purchaser's employment with the Company is a material inducement to the Company in selling the Shares to the Purchaser and failure to provide services to the Company for any reason whatsoever shall trigger the Company's Repurchase Option.

                  (b) EXERCISE OF REPURCHASE OPTION. Unless the Company notifies the Purchaser within forty-five (45) days from the Termination Date that it does not intend to exercise the Repurchase Option with respect to some or all of the Subject Shares, the Repurchase Option shall be deemed automatically exercised by the Company with respect to all of the Subject Shares as of the forty-fifty (45th) day following the Termination Date, provided that the Company may notify the Purchaser that it is exercising the Repurchase Option as of a date prior to such forty-fifty (45th) day. Unless the Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise the Repurchase Option as to some or all of the Subject Shares, execution of this Agreement by the Purchaser constitutes written notice to the Purchaser of the Company's intention to exercise the Repurchase Option with respect to all Subject Shares. The Company, at its choice, may satisfy its payment obligation to the Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to the Purchaser in the amount of the purchase price for the Subject Shares being repurchased, or (B) in the event the Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Subject Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined


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payment and cancellation of indebtedness equals such purchase price, provided that the Company shall use good faith efforts to satisfy its payment obligation to the Purchaser within fifteen (15) days after the Company's notice of exercise of the Repurchase Option (or deemed exercise), and that if such check is not delivered or such cancellation is not effective within such fifteen (15) day period, the amount of the Company's unsatisfied payment obligation shall bear interest at a rate of nine percent (9%) per annum until the Company has satisfied its payment obligation under this Section 3(b). In the event the Purchaser is indebted to the Company at the time of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(b), the amount of such indebtedness equal to the purchase price of the Subject Shares being repurchased shall be deemed automatically canceled as of the date of the Company's deemed exercise. As a result of any repurchase of Subject Shares pursuant to this Section 3(b), the Company shall become the legal and beneficial owner of the Subject Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Subject Shares being repurchased by the Company, without further action by the Purchaser.
The Purchaser hereby authorizes and directs the secretary or transfer agent of the Company to transfer the Shares as to which the Repurchase Option has been exercised (or deemed to have been exercised) from the Purchaser to the Company. Except as provided under Section 3 hereof, the Purchaser shall not transfer by sale, assignment, hypothecation, donation or otherwise any of the Subject Shares or any interest therein prior to the release of such Shares from the Repurchase Option. The Purchaser further authorizes the Company to refuse or to cause its Transfer Agent to refuse to transfer or record any Shares to be transferred in violation of this Agreement.

                  (c) OBLIGATIONS BINDING UPON TRANSFEREES. Any sale, transfer or other disposition of the Shares or any interest therein in violation of this Agreement shall be void and without effect.

                  (d) REPLACEMENT CERTIFICATE. In the event the restrictions imposed by this Agreement shall be terminated as provided in this Section 3, a new certificate or certificates representing the Shares shall be issued, on request, without the legend referred to in Section 6 hereof.

                  (e) A "Change in Control" shall mean:

                      (i) A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

                      (ii) The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                      (iii) The Continuing Directors (as defined below) cease to constitute a majority of the Company's Board of Directors;


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                      (iv) The shareholders of the Company approve: (a) any
consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities, or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (c) any plan of liquidation or dissolution of the Company; or

                      (v) The majority of the Continuing Directors (as defined below) determine in their sole and absolute discretion that there has been a Change in Control of the Company.

                  (f) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and who:

                      (i) was a member of the Board of Directors on the date of this Agreement as first written above; or

                      (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this Section 3(f), "Acquiring Person" shall mean any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company, or any employee benefit plan of the Company, or of any subsidiary of the Company, or any entity holding shares of common stock organized, appointed, or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings described to such terms in Rule 12b-2 promulgated under the Exchange Act.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser that:

                  (a) ORGANIZATION AND CORPORATE AUTHORIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to enter into and to carry out its obligations under this Agreement (including, without limitation, the corporate power and authority to sell, transfer and convey the Shares as required by this Agreement).


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                  (b) EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. The
execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been or will be before Closing duly authorized by all requisite corporate action. The Company has duly and validly executed and delivered this Agreement. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) SEC DOCUMENTS. As of their respective dates, the reports, schedules, registration statements and definitive proxy statements filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2000 (as such documents have since the time of their filing been amended, the "SEC Documents") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Company that:

                  (a) EXECUTION, DELIVERY; VALID AND BINDING AGREEMENT. Purchaser has duly and validly executed and delivered this Agreement. This Agreement constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (b) BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

                  (c)      Investment Representations.

                           (i) The Shares are being acquired for investment
purposes only and not with the view toward the distribution or sale thereof in a public offering within the meaning of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act.

                           (ii) Purchaser qualifies as an "accredited
investor" for purposes of Regulation D under the Securities Act.

                           (iii) Purchaser acknowledges that:


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                                    (A) The Shares have not been registered
                           under either the Securities Act or applicable state securities law, and the Company will be relying upon the foregoing investment representations in issuing the Shares to Purchaser;

                                    (B) The Company has no obligation or current
                           intention to register the Shares under the Securities Act;

                                    (C) The Shares cannot be sold, transferred
                           or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and

                                    (D) The transferability of the Shares will
                           be subject to restrictions imposed by all applicable federal and state securities laws, and the certificates evidencing such Shares will be imprinted with a legend substantially in the following form:

                                    "The shares represented by this certificate
                           have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under that Act, an available exemption therefrom or an opinion of counsel satisfactory to the corporation to the effect that registration is not required."

         6.       LEGENDS.

         The certificate or certificates representing the Shares shall bear, in addition to the legend referred in Section 5(c), the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE PROVISIONS IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         7.       MISCELLANEOUS.

                  (a) AMENDMENT. This Agreement may be amended by written agreement between the Company and the Purchaser.

                  (b) NOTICES. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

                  Michael Dale
                  1450 Hunter Drive
                  Wayzata, Minnesota 55391-9658
                  Facsimile:  651/644-7897


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                  E-Mail:  mdale@endocardial.com

                  Endocardial Solutions, Inc.
                  1350 Energy Lane, Suite 110
                  St. Paul, MN  55108-5254
                  Facsimile:  651/644-7897
                  E-Mail:  jbullock@endocardial.com

                  Any party may change the address set forth above by notice to each other party given as provided herein.

                  (c) ASSIGNMENT. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

                  (d) FURTHER ASSURANCES. Both parties agree to execute any additional documents necessary to carry out the purposes of this Agreement.

                  (e) STOCKHOLDER RIGHTS. Subject to the foregoing, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares.

                  (f) SPECIFIC PERFORMANCE. The Purchaser agrees that the Company and/or other shareholders shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violations of this Agreement, said right to be in addition to any of the remedies of the Company.

                  (g) GOVERNING LAW. This Agreement shall be construed under the laws of the State of Minnesota, and covers the entire understanding of the parties hereto, superseding all prior written or oral agreements and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

                  (h) SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, to the extent that the economic benefits of this Agreement to both parties remain substantially unimpaired, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

                  (i) NO CONTINUING OBLIGATIONS. THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT AND NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO CREATE IN ANY WAY WHATSOEVER ANY OBLIGATION ON THE PART OF THE COMPANY TO CONTINUE THE PURCHASER'S EMPLOYMENT WITH THE COMPANY.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

THE "COMPANY"

ENDOCARDIAL SOLUTIONS, INC.
a Delaware Corporation
By:      /s/ JAMES W. BULLOCK
    ------------------------------------------
Title:   President and Chief Executive Officer

THE "PURCHASER"

By:      /s/ MICHAEL DALE
    ------------------------------------------
Michael Dale

Address:

1450 Hunter Drive
Wayzata MN 55391




       [SIGNATURE PAGE TO STOCK PURCHASE AND RESTRICTION AGREEMENT]

                                                                     EXHIBIT A
                                 PROMISSORY NOTE

         $371,250.00                                          January 22, 2001

         FOR VALUE RECEIVED, the undersigned, MICHAEL DALE (the "Maker"), hereby promises to pay to the order of ENDOCARDIAL SOLUTIONS, INC. (the "Payee", which term includes any subsequent holder hereof) at St. Paul, Minnesota or at such other place as the Payee may from time to time hereafter designate to the Maker in writing, on January 22, 2006, the principal sum of Three Hundred Seventy One Thousand Two Hundred Fifty Dollars ($371,250.00).

         The unpaid principal balance hereof from time to time outstanding shall bear interest at the rate of 9.5% per annum. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Upon the happening of any Event of Default, this Note, at the option of the Payee, shall bear interest until paid in full at a rate per annum equal to the rate of interest applicable immediately prior to such Event of Default plus 4.0 %.

         Interest hereon shall be payable in arrears quarterly on the 15th day of each of March, June, September and December commencing March 15, 2001, and at final maturity.

         This note may be prepaid by the Maker at any time in whole or from time to time in part (in minimum partial payments of at least $10,000) without premium or penalty. Any prepayment shall be applied first against accrued and unpaid interest and the balance shall be applied principal.

         The occurrence of any one or more of the following events shall constitute an Event of Default, and upon the occurrence of any Event of Default the Payee may declare this Note to be, and the same shall forthwith become, immediately due and payable and the Payee may exercise all rights and remedies as may otherwise be allowed by law:

                  (a) The Maker shall fail to make any payment of interest hereon when due and such failure to pay interest shall continue for 30 days after the due date thereof.

                  (b) The Maker shall become insolvent or shall generally not pay his debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for the Maker or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Maker or for a substantial part of the property thereof; or any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Maker and, if instituted against the Maker, shall have been consented to or acquiesced in by the Maker or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Maker.

         THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         AT THE OPTION OF THE PAYEE THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA; AND THE MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE MAKER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE PAYEE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

         If this Note is not paid when due, the Maker shall pay all of the Payee's costs of collection including reasonable attorneys' fees.

                                        MAKER:

                                         /s/ MICHAEL DALE
                                        -----------------------------------
                                         MICHAEL DALE


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